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                                                                EXHIBIT 23(vii)

                         [LAIDLAW & CO.(SM) LETTERHEAD]

                       CONSENT OF LAIDLAW EQUITIES, INC.


We hereby consent to the use of our opinion in the Registration Statement of Fedders Corporation and NYCOR, Inc. filed with the Securities and Exchange Commission on March 20, 1996 in connection with the merger of NYCOR, Inc. with and into Fedders Corporation. The execution of this consent is not to be construed as an admission of liability to suit under Section 11(a)(4) of the Securities Act of 1933, as amended, which liability the undersigned expressly denies.


                                        LAIDLAW EQUITIES, INC.

                                        By: /s/ Cornelius P. McCarthy
                                           --------------------------------
                                           Cornelius P. McCarthy
                                           Managing Director

Santa Monica, California
March 20, 1996